UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2015, the Board of Directors (the "Board") of Keysight Technologies, Inc. (the "Company"), upon the recommendation of the Board's Nominating and Corporate Governance Committee, increased the size of the Board from 7 to 8 members and appointed Mr. Mark Templeton to fill the vacancy so created, effective December 1, 2015. Mr. Templeton was appointed to serve in the class of directors that will stand for re-election at the 2016 Annual Meeting of Stockholders. Mr. Templeton will serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Templeton, age 63, served from June 2001 until his retirement in October 2015 as the President and CEO of Citrix Systems, Inc., a leading global provider of virtualization, mobility management, networking and software as service solutions. He also serves as a director on the board of Equifax, Inc., a provider of information solutions and human resources business process outsourcing services for businesses, governments, and consumers. Mr. Templeton received his Bachelor’s degree in Product Design from North Carolina State University and an MBA from the Darden School of Business at the University of Virginia.

The Board has determined that Mr. Templeton meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Templeton has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Templeton has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Templeton holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Templeton will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Templeton will serve on the Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 6, 2015. In connection with his appointment, Mr. Templeton will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.7 to the Company’s Amendment No. 4 to the Registration Statement on Form 10 filed with the SEC on July 18, 2014 and is incorporated by reference herein.

The Company issued a press release on November 25, 2015 announcing the appointment of Mr. Templeton to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Exhibit
99.1	Press release, dated November 25, 2015, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Senior Vice President, General Counsel and Secretary

Date: November 25, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release, dated November 25, 2015, announcing new board member.